Exhibit 23.1

CONSENT OF INDPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39486) pertaining to the Employee Savings Plan of Koppers Industries, Inc. and Subsidiaries and Koppers Industries, Inc. Savings Plan for Union Hourly Employees (the Plans) of our reports dated June 6, 2003, with respect to the financial statements and schedules of the Plans included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/    ERNST & YOUNG LLP

Pittsburgh, Pennsylvania

June 27, 2003